                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund,
Focus Series
Biotechnology Portfolio 2000 Series A
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-30434 of our opinion dated March 2, 2000, relating to the Statement of Condition of Equity Investor Fund, Focus Series, Biotechnology Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
March 2, 2000